Exhibit 99.1

Intelligent Bio Solutions Inc. Selects HASTA Laboratory

as Drug Testing Specialist in Australia

New York, NY, March 13, 2023 - Intelligent Bio Solutions Inc. (“Intelligent Bio Solutions” or the “Company”) (Nasdaq: INBS), a life sciences company developing and delivering intelligent, non-invasive, real-time testing solutions, today announced that the Company has selected Human and Supplement Testing Australia (“HASTA”), Australia’s largest independent sports drug testing laboratory, as its preferred drug testing specialist in Australia to complete lab-based confirmation testing for its Intelligent Fingerprinting System, which analyzes sweat to screen for recent drug use.

The Intelligent Fingerprinting Drug Screening System quickly detects the presence of four drugs and/or their metabolites from fingerprint sweat. The non-invasive system features a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in a process that takes less than a minute and a portable reader that analyzes the cartridge. The rapid test detects combinations of opiates, methamphetamine, cocaine, and the active ingredient in cannabis: delta-9-tetrahydrocannabinol (THC), in under ten minutes.

“Selecting a drug testing laboratory for back-to-lab testing is an integral step for us as we scale our laboratory testing program in Australia,” said Harry Simeonidis, Chief Executive Officer at Intelligent Bio Solutions. “With our revolutionary drug screening system and back-to-lab solution, we can provide the Australian market with a comprehensive drug-testing solution that supports workplace safety and well-being.”

About HASTA

HASTA, a division of Racing Analytical Services Limited (“RASL”), is Australia’s largest independent sports drug testing laboratory. HASTA employs a highly skilled workforce, expert in all aspects of drug detection and analysis. The HASTA laboratory is NATA accredited to ISO/IEC 17025 to deliver services that meet the world’s best practice and quality standards.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. is a life sciences company developing and delivering intelligent, non-invasive, real-time testing solutions to customers globally. With its world-first biosensor platform, Intelligent Bio Solutions is developing and launching diagnostic tests urgently needed to help people living with chronic disease. In addition, through its recent acquisition of Intelligent Fingerprinting Limited, the Company is the world leader in the advancement of portable drugs of abuse testing through the analysis of fingerprint sweat. The system is a platform technology with potential applications in many areas of diagnostics, and its advantages include being non-invasive, hygienic, fast, and cost-effective. The top-selling product screens for recent use of the most commonly taken drugs in workplace settings; opioids, cocaine, methamphetamine, and marijuana. Sample collection takes just seconds, with results in ten minutes. Customers include employers in safety-critical industries such as construction, transport and logistics firms, drug treatment organizations, and UK coroners. A laboratory confirmation service is also available.

For more information, visit www.ibs.inc.

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

INBS@kcsa.com

Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com